UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2017

PLANET PAYMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35699	13-4084693
(Commission File Number)	(IRS Employer Identification No.)

670 Long Beach Blvd.
Long Beach, NY 11561	11561
(Address of Principal Executive Offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Planet Payment, Inc. (the “Company”) on October 27, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 26, 2017, by and among Franklin UK Bidco Limited, a private limited company incorporated under the Laws of England and Wales (“Fintrax Parent”) and the parent company of Fintrax Group (“Fintrax Group”), Fintrax US Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Fintrax Parent (“Acquisition Sub”) and the Company. Pursuant to the Merger Agreement, Acquisition Sub commenced a cash tender offer to acquire all of the issued and outstanding shares of (i) the common stock, par value $0.01 per share, of the Company (“Common Stock”) at a price per share of $4.50, net to seller in cash, without interest (the “Common Stock Offer Price”), subject to any withholding of taxes required by applicable law, and (ii) the Series A Preferred Stock, par value $0.01 per share of the Company (“Series A Preferred Stock” and, together with the Common Stock, the “Shares”), for $13.725 per share, equal to the Common Stock Offer Price multiplied by the conversion ratio for the Series A Preferred Stock set forth in the Restated Certificate of Incorporation rounded to the nearest one-hundredth, which is 3.05, net to the seller in cash, without interest (the “Series A Preferred Stock Offer Price”), subject to any withholding of taxes required by applicable law, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 13, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 20, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Acquisition Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became wholly-owned by Fintrax Parent.

At the effective time of the Merger (the “Effective Time”), as a result of the Merger, and pursuant to the terms and subject to the conditions of the Merger Agreement, other than any (i) Shares owned by Fintrax Parent, Acquisition Sub or any of Fintrax Parent’s other direct or indirect wholly owned subsidiaries, (ii) Shares owned by or in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company and (iii) Shares held by the Company stockholders who properly demand and perfect appraisal rights under the DGCL, each share of Common Stock issued and outstanding immediately prior to the Effective Time was canceled and converted automatically into the right to receive the Common Stock Offer Price, and each share of Series A Preferred Stock issued and outstanding was canceled and converted automatically into the right to receive the Series A Preferred Stock Offer Price, in cash, without interest thereon and subject to any required tax withholding.

The effect of the Merger on Company stock options and other equity-based awards is described on pages 4-5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 13, 2017, as amended on November 22, 2017, December 4, 2017 and December 19, 2017, which description is incorporated herein by reference.

Upon the closing of the Merger, Fintrax Parent paid the aggregate merger consideration of approximately $257,090,378 not including related transaction fees and expenses. Fintrax Parent provided Acquisition Sub with the funds necessary to complete the Offer and the Merger in accordance with the Merger Agreement.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) on December 20, 2017 that the Merger was consummated and (ii) requested that NASDAQ (x) halt trading in the shares of Common Stock for December 20, 2017 and suspend trading of the shares of Common Stock effective December 20, 2017 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on December 20, 2017, a change in control of the Company occurred and the Company now is wholly-owned by Fintrax Parent.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Carl Williams, Shane Kim, Cameron McColl and Jonathan Kaiden resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company, and any Subsidiary of the Company, as applicable, effective at the Effective Time on December 20, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which is incorporated herein by reference.

Item 8.01	Other Events.

On December 20, 2017, Fintrax Group issued a press release relating to the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Title

2.1	Agreement and Plan of Merger, dated as of October 26, 2017, by and among Franklin UK Bidco Limited, Fintrax US Acquisition Subsidiary, Inc. and Planet Payment, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2017)

3.1	Amended and Restated Certificate of Incorporation of Planet Payment, Inc.

3.2	Amended and Restated Bylaws of Planet Payment, Inc.

99.1	Press Release of Fintrax Group and Planet Payment, Inc., dated December 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Payment, Inc.

December 20, 2017	By:	/s/ David R. Fishkin
David R. Fishkin
Senior Vice President, General Counsel and Secretary